Exhibit 5.1

Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 Tel 415.393.8200 www.gibsondunn.com

September 15, 2015

La Jolla Pharmaceutical Company

10182 Telesis Court,

6th Floor

San Diego, California 92121

Re:	La Jolla Pharmaceutical Company

Registration Statements on Form S-3 (File Nos. 333-197092 and 333-206855)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-197092, as amended (the “Initial Registration Statement”), of La Jolla Pharmaceutical Company, a California corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the related Registration Statement on Form S-3, File No. 333-206855 of the Company filed with the Commission pursuant to Rule 462(b) of the Securities Act (together with the Initial Registration Statement, the “Registration Statements”), in connection with the offering by the Company of up to 2,932,500 shares of the Company’s common stock, par value $0.0001 per share, (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statements, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Initial Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Initial

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New York • Orange County • Palo Alto • Paris • San Francisco • São Paulo • Singapore • Washington, D.C.

La Jolla Pharmaceutical Company

September 15, 2015

Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP